Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304-1050 o: 650.493.9300 f: 866.974.7329

February 4, 2026

Rocky Mountain Chocolate Factory, Inc.
265 Turner Drive
Durango, CO 81303

Re:         Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-1 (as amended from time to time, the “Registration Statement”) filed by Rocky Mountain Chocolate Factory, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the resale of up to an aggregate of 1,500,000 shares of common stock, par value $0.001 per share, of the Company (such shares, the “Shares”).

We are acting as counsel for the Company in connection with the registration of the Shares. As such counsel, we have made legal and factual examinations and inquiries as we have deemed necessary or advisable for the purpose of rendering the opinions set forth below. In addition, we have reviewed originals or copies of such corporate records of the Company, certificates of public officials, and such other documents that we considered necessary or advisable for the purpose of rendering the opinions set forth below. We have not independently established the facts stated therein.

In our examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us, and the legal competence of all signatories to such documents. We have also assumed the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have assumed that the certificates or book-entry entitlements, as applicable, representing the Shares have been properly authenticated by the signature of, or approved by, an authorized officer of the Company’s transfer agent. We have also assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies submitted for our examination and the absence of any evidence extrinsic to the provisions of the written agreements between the parties that the parties intended a meaning contrary to that expressed by those provisions.

Austin        Boston        Boulder        Brussels        Hong Kong        London        Los Angeles        New York        Palo Alto

Salt Lake City        San Diego        San Francisco        Seattle        Shanghai        Washington, DC        Wilmington, DE

Rocky Mountain Chocolate Factory, Inc.

February 4, 2026

We express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware. This opinion letter should be interpreted in accordance with customary practice in the preparation and understanding of legal opinions in the United States as set forth in the “Statement of Opinion Practices” as published in 74 Business Lawyer 807 (2019) and the “Statement on the Role of Customary Practice in the Preparation and Understanding of Third Party Legal Opinions” as published in 63 Business Lawyer 1277 (2008).

Our opinion that any document is legal, valid and binding is qualified as to:

(a)	limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally;

(b)	rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)

the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.

Based upon and subject to the foregoing qualifications, assumptions and limitations, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the use of our name wherever it appears in the Registration Statement, the prospectus forming part of the Registration Statement, any prospectus supplement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Wilson Sonsini Goodrich & Rosati WILSON SONSINI GOODRICH & ROSATI Professional Corporation